EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-99229, 333-119770, 333-119771, 333-69361 and 333-69015) of Twin Disc, Incorporated of our report dated September 11, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
September 11, 2009